Exhibit 23.2












               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 to register 540,000 shares of common stock of SurgiCare, Inc. of our report dated March 19, 2003, which is included in the annual report on Form 10-KSB for the year ended December 31, 2003.




WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
April 26, 2004